UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 9, 2014

Uroplasty, Inc.
(Exact name of registrant as specified in its charter)

Minnesota
(State or other jurisdiction of
incorporation or organization

(001-32632)	41-1719250
Commission File No.	(I.R.S. Employer
Identification No.)

5420 Feltl Road
Minnetonka, Minnesota	55343
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(952) 426-6140

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                   Regulation FD Disclosure

Uroplasty, Inc. (“Uroplasty”) has learned that the Blue Cross and Blue Shield Association Medical Advisory Panel has concluded that use of percutaneous tibial nerve stimulation (PTNS) for the treatment of voiding dysfunction meets the Blue Cross and Blue Shield Association Technology Evaluation Center (TEC) criteria.  More information on the Blue Cross and Blue Shield Association’s TEC can be found here -- http://www.bcbs.com/blueresources/tec/.    Operating and offering healthcare coverage in all 50 states, the District of Columbia and Puerto Rico, the 37 Blue Cross and Blue Shield companies cover 100 million Americans.  Uroplasty’s Urgent PC delivers PTNS for the office-based treatment of overactive bladder (OAB) and associated symptoms.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UROPLASTY, INC.

By	/s/ BRETT REYNOLDS
Brett Reynolds, Senior Vice President and
Chief Financial Officer

Dated:  January 9, 2014